UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 15, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 15, 2006, The Greenbrier Companies, Inc. and its subsidiary, Gunderson Rail Services LLC (“Gunderson”), entered into a definitive stock purchase agreement with the shareholders of Meridian Rail Holdings Corp., a Delaware corporation (“Meridian”), including Olympus Growth Fund IV, L.P., who is acting as the seller representative on behalf of the other sellers parties thereto, to acquire all of the outstanding shares of Meridian for $227,500,000 in cash. The purchase price is subject to adjustment based on Meridian’s working capital at closing. The transaction is expected to close in early November 2006 and is subject to the satisfaction or waiver of certain customary closing conditions. A copy of a press release issued by Greenbrier regarding such agreement is attached as Exhibit 99.1 to this Form 8-K.
     Gunderson and Meridian currently operate under an agreement entered into in 1999 to provide certain parts and services to a mutual customer.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description

99.1	Press Release dated October 16, 2006 of The Greenbrier Companies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: October 16, 2006	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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